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                                                                     EXHIBIT 9.1

            VOTING TRUST AGREEMENT, dated as of October 15, 1996, by and among Ann Heafner Gaither, William H. Gaither, Albert C. Gaither, Susan Gaither Jones, Lawson H. Gaither, Albert Comer Gaither and Thomas R. Jones (each a "Stockholder" and collectively, the "Stockholders") relating to The J. H. Heafner Company, Inc., a North Carolina corporation (the "Corporation"), and Ann Heafner Gaither and William
            H. Gaither, as trustees (the "Trustees").


            The Stockholders are respectively owners of shares of the common stock of the Corporation in the amount set opposite their signature.

            With a view to the safe and competent management of the Corporation in the interests of the Stockholders, and as contemplated by the Stockholders' Agreement, dated October 15, 1996 (the "Stockholders' Agreement"), the Stockholders desire to create this Voting Trust.

            The Stockholders agree as follows:

            1. Transfer of Stock to Trustees. Each of the Stockholders by execution of the stock power in the form attached hereto as Exhibit A assigns and delivers to the Trustees any certificate held by such Stockholder representing shares of stock owned by such Stockholder and shall do all things necessary for the transfer of shares to the Trustees on the books of the Corporation.

            2. Trustees to Hold Subject to Agreement. The Trustees shall hold the said shares of stock so transferred to them for the common benefit of the Stockholders, under the terms and conditions hereinafter set forth.

            3. Issuance of Stock Certificates to Trustees. The Trustees shall surrender to the proper officers of the Corporation for cancellation of all certificates of stock which shall be assigned and delivered to them as hereinafter provided, and in their stead shall procure new certificates to be issues to them as Trustees under this Agreement.

            4. Voting Trust Certificates. The Trustees shall issue to each of the Stockholders a Voting Trust Certificate for the number of shares represented by the certificates of stock by such Stockholder transferred to the Trustees. Each such Trust Certificate shall state that it is issued under the Agreement, and shall set forth the nature and proportional amount of the beneficial interest thereunder of the person to whom it is issued, and shall be assignable, subject to the provisions of the Stockholders' Agreement, after the manner of certificates of stock on books to be kept by the Trustees. The Trustees shall keep a list of the shares of the Trust transferred to them, and shall also keep a record of all Voting Trust Certificates issued or transferred on their books, which
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records shall contain the names and addresses of the Trust Certificate holders and the number of shares represented by each such certificate. Such list and record shall be open at all reasonable times to the inspection upon the books of the Trustees of any Trust Certificate, and the transferee shall succeed to all the rights hereunder of the transferor.

         The Voting Trust Certificate shall be substantially in the following form:

                              TRUSTEE'S CERTIFICATE

         This is to certify that the undersigned Trustees have received a certificate or certificates issued in the name of _______________________, evidencing the ownership of _______ shares of Common Stock of the Corporation, and that such shares are held subject to all the terms and conditions of the Voting Trust Agreement, dated as of October 15, 1996, by and between Ann Heafner Gaither and William H. Gaither, as Trustees, and the Stockholders. During the period of ten years from and after October 15, 1996, the Trustees, or their successors, shall, as provided in said agreement, possess and be entitled to exercise the vote and otherwise represent all of the said shares for all purposes, being agreed that no voting right shall pass to the holder hereof by virtue of the ownership of this certificate.

         Upon the termination of said Trust, this certificate shall be surrendered to the Trustees by the holder hereof upon delivery to such holder of a stock certificate representing a like number of shares.

         The undersigned Trustees have executed this certificate as of the _____ day of __________________, 199_.

                                        ________________________________________

                                        ________________________________________
                                                         Trustees


            5. Restriction on Transfer. Each of the beneficiaries agrees that during the term of this Agreement, the Trustees' Certificate will not be sold or transferred except in accordance with the terms and conditions of the Stockholders' Agreement, so long as such Agreement remains in effect. The Trustees' Certificates shall be regarded as stock of the Corporation, within the meaning of any provision of the By-laws or other agreement (including the Stockholders' Agreement) of said Corporation imposing conditions and restrictions upon the sale of stock of the Corporation.

            6. Voting. It shall be the duty of the Trustees, and they shall have full power and authority, and they are hereby fully empowered and authorized, to represent the holders of such Voting Trust Certificates and the stock transferred to the Trustees as aforesaid, and to vote upon said stock, as in the judgment of the Trustees may be for the best interest of the Corporation, at all meetings of the Stockholders of the Corporation, in


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the election of Directors and upon any and all matters in question, which may be brought before such meetings, as fully as any Stockholder might do if personally present.

            7. Liability. The Trustees shall use their business judgment in voting upon the stock transferred to them, but shall not be liable for any vote cast, or consent given to them, in good faith, and in the absence of gross negligence.

            8. Dividends. The Trustees shall collect and receive all dividends that may accrue upon the shares of stock subject to this Trust, and shall divide the same among the Trust Certificate holders in proportion to the number of shares respectively represented by their Trust Certificate.

            9. Indemnity. The Trustees shall be entitled to be indemnified fully against all costs, charges, expenses and other liabilities properly incurred by them in the exercise of any power conferred upon them by these presents; and the Stockholders, and each of them hereby covenant with the Trustees that in the event of the monies and securities in their hands being insufficient for that purpose, the Stockholders and each of them will in proportion to the amount of their respective shares and interests hold harmless and keep indemnified the Trustees of and from all loss or damage which they may sustain or be put to by reason of anything they may lawfully do in the execution of this Trust.

            10. Vacancies. In the event of any Trustee's dying or resigning or refusing or becoming unable to act, the surviving or other Trustee or Trustees shall appoint Trustee or Trustees to fill the vacancy or vacancies, and any person so appointed shall thereupon be vested with all the duties, powers and authority of a Trustee hereunder as if originally named herein. Prior to the commencement of his duties, each original Voting Trustee and each Voting Trustee subsequently appointed shall sign a copy of the Stockholders' Agreement, relating to the shares of the Corporation and shall thus signify his consent to be bound thereby and his agreement to perform the terms thereof. All of the terms, provisions and conditions of the Stockholders' Agreement shall apply to all Voting Trustees hereof and hereunder with the same force and effect as if such Voting Trustees had originally signed said Stockholders' Agreement.

            11. Continuance and Termination of Trust. The Trust hereby created shall be continued until October 14, 2006, and shall then terminate, provided that this Voting Trust Agreement shall terminate upon the occurrence of the events for termination set forth in the Stockholders' Agreement. Upon termination of the Trust, the Trustees shall, upon surrender of the Trust Certificates by the respective holders thereof, assign and transfer to them the number of shares thereby represented.

            12. Legend. All Voting Trust Certificates issued by the Voting Trustees hereunder shall have endorsed thereon a statement that they are held in accordance with and subject to the terms of the Stockholders' Agreement.

            13. Miscellaneous. (a) This Voting Trust Agreement is entered into in


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accordance with and in pursuance of the requirement of Article III of the
Stockholders' Agreement. In the event of a conflict in the provisions of said Stockholders' Agreement, the provisions of said Stockholders' Agreement shall prevail.

            (b) An executed copy of this Agreement shall be filed with the Secretary of the Corporation. The Stockholders shall cause the Corporation to furnish free of charge to any stockholder thereof a copy of this Agreement upon written request.

            (c) Any and all notices, designations, consents, offers, acceptances or any other communication provided for herein shall be made by hand delivery, first-class mail (registered or certified, return receipt requested), or overnight air courier guaranteeing next day delivery to the address set forth on
Schedule I to this Agreement. Any Stockholder may change the address listed in the foregoing sentence by giving written notice to the Corporation and the other Stockholders. Except as otherwise provided in this Agreement, each such notice shall be deemed effective at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

            (d) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

            (e) This Agreement shall be governed and construed in accordance with the law of the State of North Carolina.

            (f) This Agreement shall be binding upon and shall inure to the benefit of each of the Stockholders and their respective executors, administrators and personal representatives and heirs and assigns.


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            The Stockholders and the Trustees have duly executed this Agreement.



                                       /s/ ANN H. GAITHER
                                       -------------------------
                                       TRUSTEE


                                       /s/ WILLIAM H. GAITHER
                                       -------------------------
                                       TRUSTEE


                                       /s/  ANN H. GAITHER          911 shares
                                       -------------------------
                                       ANN HEAFNER GAITHER


                                       /s/ WILLIAM H. GAITHER       304 shares
                                       -------------------------
                                       WILLIAM H. GAITHER


                                       /s/ ALBERT C. GAITHER         15 shares
                                       -------------------------
                                       ALBERT C. GAITHER


                                       /s/ SUSAN GAITHER JONES      282 shares
                                       -------------------------
                                       SUSAN GAITHER JONES


                                       /s/ LAWSON H. GAITHER        282 shares
                                       -------------------------
                                       LAWSON H. GAITHER


                                       /s/ ALBERT COMER GAITHER     282 shares
                                       -------------------------
                                       ALBERT COMER GAITHER


                                       /s/ THOMAS R. JONES            4 shares
                                       -------------------------
                                       THOMAS R. JONES


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                                                                       EXHIBIT A


                                    Addresses



                          The J.H. Heafner Company, Inc.
                          814 East Main Street
                          P.O. Box 837
                          Lincolnton, NC 28093-0837


                          Ann Heafner Gaither
                          Albert C. Gaither
                          821 Woodson Road
                          Newton, NC  28658


                          William H. Gaither
                          814 E. Main Street
                          Lincolnton, NC 28092


                          Susan Gaither and Thomas R. Jones
                          126 W. 6th Street
                          Newton, NC  28658


                          Lawson H. Gaither
                          814 E. Main Street
                          Lincolnton, NC 28092


                          Albert Comer Gaither
                          301 Watts Street
                          Durham, NC  27701